Exhibit 10.37

ARCUTIS BIOTHERAPEUTICS, INC.
NON-EMPLOYEE DIRECTOR COMPENSATION PROGRAM
RSU DEFERRAL ELECTION FORM

Please complete and return this RSU Deferral Election Form to the [________] so that it is received by Arcutis Biotherapeutics, Inc. (the “Company”) on or before the applicable Submission Deadline (defined below) if you intend to defer the issuance of the shares underlying your Annual RSU Awards as defined in, and pursuant to the terms of, the Arcutis Biotherapeutics, Inc. Non-Employee Director Compensation Program (the “Program”). [For first enrollment period: The “Submission Deadline” to elect to defer an Annual RSU Award will be March 24, 2023, which date is 30 days from the original effective date of the Program.][Following initial enrollment: The “Submission Deadline” to elect to defer an Annual RSU Award is December 31 of the year before the year in which the Annual RSU Award will be granted (e.g., December 31, 2023 for Annual RSU Awards to be granted in 2024).] If you do not want to defer the issuance of shares underlying restricted stock units (“RSUs”), you do not need to complete this RSU Deferral Election Form. Capitalized terms used in this RSU Deferral Election Form and not defined herein shall have the meaning ascribed to them in the Program or the Arcutis Biotherapeutics, Inc. 2020 Equity Incentive Plan (the “Plan”).

By your signature to this RSU Deferral Election Form, you agree that this RSU Deferral Election Form will become irrevocable effective as of the Submission Deadline.
I.PERSONAL INFORMATION

Participant Name: (the “Participant”).

II.DEFERRAL ELECTION

Only complete this Section II if you wish to defer settlement of your Annual RSU Awards on a tax-deferred basis.

[_]    I hereby elect to defer ____% (please select a percentage no greater than 100%) of the Annual RSU Awards that may be granted to me on or after the applicable Submission Deadline, if any, under the Plan and pursuant to the Program for services performed by me while this RSU Deferral Election Form is in effect. I understand that if I elect to defer less than 100% of any Annual RSU Award, the remaining percentage of such Annual RSU Award not deferred will be settled within 30 days after vesting as provided in the Plan and the applicable award agreement.

[_]    I do not wish to defer settlement of any Annual RSU Awards granted to me. I understand that by not electing to defer the settlement of any Annual RSU Awards granted to me, all of my RSUs will be settled within 30 days after vesting as provided in the Plan and the applicable award agreement.

The term “Deferred RSUs” means that portion of the Annual RSU Awards that I have elected to defer under this Section II.

III. ELECTIVE SETTLEMENT DATES

Subject to the mandatory terms set forth in Section IV below:

[_]    I elect to have my Deferred RSUs settled in a single lump sum installment in whole shares on the (select one of the following)

[_] fifth anniversary of the grant date of the Deferred RSUs

Exhibit 10.37

[_] sixth anniversary of the grant date of the Deferred RSUs
[_] seventh anniversary of the grant date of the Deferred RSUs or if earlier, as set forth in Section IV below. If more than one settlement date is selected above, the Deferred RSUs will be settled as set forth in Section IV below and the fixed settlement dates elected by me will be ignored.
[_]    I do not select a fixed settlement date for my Deferred RSUs and as a result my Deferred RSUs will be settled as set forth in Section IV below.
IV.MANDATORY TERMS

Notwithstanding the foregoing:

1.Upon the earliest of a Corporate Transaction that constitutes a “change in control event” within the meaning of Section 409A of the Code, your “separation from service” within the meaning of Section 409A of the Code, or your death, all Deferred RSUs that have not yet been settled as of such date will thereupon be settled.

2.If settlement is triggered because of your “separation from service” and you are a “specified employee” within the meaning of Section 409A of the Code at the time of your “separation from service”, then the settlement that you would otherwise be entitled to receive upon your “separation from service” will not occur until the earlier of the date that is six months and one day following your “separation from service” or the date of your death.
V.PARTICIPANT ACKNOWLEDGEMENTS AND SIGNATURE
1.I agree to all of the terms and conditions of this RSU Deferral Election Form.

2.I acknowledge that I have received and read a copy of the Program, the Plan and the Plan’s prospectus and that I am familiar with the terms and provisions of the Program and the Plan.
3.I agree to the right of the Administrator to amend or terminate this election at any time and for any reason, with or without notice; provided that such termination or amendment is performed in compliance with Section 409A of the Code (as determined by Company legal counsel in its sole and absolute discretion).
4.I understand that the obligation of the Company to deliver shares of Common Stock in connection with any Deferred RSUs is unfunded and that no assets of any kind have been segregated in a trust or otherwise set aside to satisfy any obligation under this RSU Deferral Election Form. I also understand that any election to defer the settlement of any RSUs pursuant to this RSU Deferral Election Form will make me only a general, unsecured creditor of the Company.
5.I understand that any amounts deferred will be taxable as ordinary income in the year settled. Notwithstanding the foregoing, I agree and understand that the Company does not guarantee in any way whatsoever the tax treatment of any deferrals or payments made under the Program or this RSU Deferral Election Form. I will be responsible for all taxes and any other costs owed with respect to any deferrals or payments made with respect to my RSUs.
6.I understand that, upon settlement of any RSUs, including Deferred RSUs, in addition to federal taxes, I may owe taxes to the state where I performed services or resided at the time RSUs were granted and/or to the state where I perform services or reside when the Deferred RSUs are settled, if different.

Exhibit 10.37

7.I understand, acknowledge and agree that the Administrator has the discretion to make all determinations and decisions regarding any elections set forth on this RSU Deferral Election Form.
8.I understand that this RSU Deferral Election Form and the elections made hereunder are intended to comply with the requirements of Section 409A of the Code so that none of the Deferred RSUs issuable will be subject to the tax acceleration and additional penalty taxes imposed under Section 409A of the Code, and any ambiguities herein will be interpreted to so comply. If applicable, I understand that I am solely responsible for any accelerated income taxes and additional taxes and tax penalties imposed by Section 409A of the Code.
9.I also understand that this RSU Deferral Election Form and the elections made hereunder will in all respects be subject to the terms and conditions of the Program and the Plan, as applicable. Should any inconsistency exist between this RSU Deferral Election Form, the Program, the Plan, the applicable award agreement evidencing the RSUs, and/or any applicable law, then the provisions of either the applicable law (including, but not limited to, Section 409A of the Code) or the Plan will control, with the Plan subordinated to the applicable law and the award agreement and the Program subordinated to this RSU Deferral Election Form.

By signing this RSU Deferral Election Form, I authorize the implementation of the above elections. I understand that any deferral election in Section II is irrevocable effective as of the Submission Deadline and may not be changed in the future, except in accordance with the requirements of Section 409A and the procedures specified by the Administrator.

Signed:         Date: _______________, ______

Agreed to and accepted:

ARCUTIS BIOTHERAPEUTICS, INC.

By:     Date: ________________, ______

IMPORTANT DEADLINE: Please remember that if you wish to make any election set forth on this RSU Deferral Election Form, then the properly completed RSU Deferral Election Form must be signed by you and returned on or before the Submission Deadline to [_______].